                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                           ______________________
                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                           ______________________
                              SYNTHETECH, INC.
           (Exact name of Registrant as specified in its charter)

               Oregon                               84-0845771
(State or other jurisdiction of
 incorporation or organization)         (I.R.S. Employer Identification No.)
                             1290 Industrial Way
                            Albany, Oregon  97321
          (Address of principal executive offices, including zip code)
          SYNTHETECH, INC. AMENDED AND RESTATED 1990 STOCK OPTION PLAN
               SYNTHETECH, INC. 1995 INCENTIVE COMPENSATION PLAN
                          (Full titles of the plans)


                                M. SREENIVASAN
                      President and Chief Executive Officer
                                SYNTHETECH, INC.
                              1290 Industrial Way
                             Albany, Oregon  97321
                                (503) 967-6575
                 (Name, address and telephone number, including
                        area code, of agent for service)
                               ______________________
                                     Copies to:
         DAVID R. CLARKE                             SEHAR S. AHMAD
       VENTURE COUNSEL P.C.                           PERKINS COIE
  1230 S.W. First Avenue, Suite 250        1211 S.W. FIFTH AVENUE, SUITE 1500
       Portland, OR  97204                          Portland, OR  97204
                               ______________________

                            CALCULATION OF REGISTRATION FEE

Titles of         Amount to Be   Proposed   Proposed Maximum    Amount of
Securities to     Registered(1)  Maximum    Aggregate Offering  Registration
Be Registered                    Offering   Price(2)            Fee
                                 Price Per
                                 Share(2)

Common Stock,                    $4.3125    $8,732,467.50       $3,011.20
 par value $.001
  per share:
Amended and Restated
 1990 Stock Option
  Plan                  61,460
1995 Incentive
 Compensation Plan   1,963,460

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(1)	Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Registrant's Amended and Restated 1990 Stock Option Plan and 1995 Incentive Compensation Plan, as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

(2)	Estimated pursuant to Rule 457 of the Securities Act of 1933, as amended
    (the "Securities Act"), solely for the purpose of calculating the amount of the registration fee. The price per share is estimated to be $4.3125 based on the average of the bid and asked quoted for the Common Stock in the over-the-counter market on November 24, 1995, as reported on NASDAQ.

                               PART II
               INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents are hereby incorporated by reference in this Registration Statement:

          (a)	The Registrant's Annual Report on Form 10-KSB for the year
ended March 31, 1995;

          (b)	All other reports filed by the Registrant pursuant to Section
13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Prospectus referred to in (a) above; and

          (c)	The description of the Registrant's Common Stock contained in the registration statement on Form 8-A filed with the Securities and Exchange Commission on November 8, 1984, under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

As an Oregon corporation, the Registrant is subject to the Oregon Business Corporation Act ("OBCA") and the exculpation from liability and indemnification provisions contained therein. Section 60.391 of the OBCA allows corporations to indemnify their directors and officers against liability where the director or officer has acted in good faith and with a reasonable belief that actions taken were in the best interests of the corporation or at least not opposed to the corporation's best interests and, if in a criminal proceeding, the individual had no reasonable cause to believe the conduct in question was unlawful. Under the OBCA, corporations may not indemnify against liability in connection with a claim by or in the right of the corporation or for any improper personal benefit, in which the director or officer was adjudged liable to the Company. Section 60.394 of the OBCA mandates indemnification for all reasonable expenses incurred in the successful defense of any claim made or threatened whether or not such claim was by or in the right of the corporation. Finally, pursuant to the OBCA
Section 60.401, a court may order indemnification in view of all the relevant circumstances whether or not the director or officer met the good faith and reasonable belief standards of conduct set out in OBCA Section 60.391.

     Article 8 of the Registrant's Articles of Incorporation and Section 10 of the Registrant's Bylaws permits the indemnification of its directors, officers, employees and other agents to the fullest extent not prohibited by the OBCA. The Registrant has also entered into Indemnification Agreements with certain of its directors and officers.

Item 8.  EXHIBITS

Exhibit
Number                               Description
-------    -----------------------------------------------------------------
  5.1 Opinion of Venture Counsel P.C. regarding legality of the Common Stock being registered

 23.1      Consent of Arthur Andersen LLP

 23.2      Consent of Venture Counsel P.C. (included in opinion filed as
           Exhibit 5.1)

 24.1      Power of Attorney (see Signature Page)

*99.1      Synthetech, Inc. Amended and Restated 1990 Stock Option Plan

#99.2      Synthetech, Inc. 1995 Incentive Compensation Plan
___________________________________________
*     Incorporated by reference to Exhibit A to the definitive copy of the
      Registrant's Proxy Statement for the 1990 	Annual Meeting of
      Shareholders, dated October 23, 1990.
#    	Incorporated by reference to Exhibit 10.13 filed with the Registrant's
      Annual Report on Form 10-KSB for the fiscal 	year ended March 31, 1995.

Item 9.  UNDERTAKINGS

A.	The undersigned Registrant hereby undertakes:

     (1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (a)	To include any prospectus required by Section 10(a)(3) of the
Securities Act;

         	(b)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this
Registration Statement; and

          (c)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2)	That, for the purpose of determining any liability under the
Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
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                                 SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, State of Oregon, on November 27, 1995.

                                 SYNTHETECH, INC.

                                 By:   /s/ M. SREENIVASAN
	                                      M. Sreenivasan
                                       President and Chief Executive Officer


                                 POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes and appoints M. Sreenivasan or Charles B. Williams, and each of them, with full power of substitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on November 27, 1995.

         Signature                                    Title

    /s/ M. SREENIVASAN                President, Chief Executive Officer and
        M. Sreenivasan                 Director (Principal Executive Officer)

    /s/ PAUL C. AHRENS                         Chairman of the Board
        Paul C. Ahrens

    /s/ CHARLES B. WILLIAMS
        Charles B. Williams           Vice President of Administration and
                                       Finance (Principal Financial Officer
                                         and Principal Accounting Officer)

    /s/ HOWARD L. FARKAS                              Director
        Howard L. Farkas

    /s/ PAGE E. GOLSAN, III                           Director
        Page E. Golsan, III

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                               INDEX TO EXHIBITS

 Exhibit
 Number                             Description
 ------   ----------------------------------------------------------------
  5.1 Opinion of Venture Counsel P.C. regarding legality of the Common Stock being registered

 23.1     Consent of Arthur Andersen LLP

 23.2     Consent of Venture Counsel P.C. (included in opinion filed as
          Exhibit 5.1)

 24.1     Power of Attorney (see Signature Page)

*99.1     Synthetech, Inc. Amended and Restated 1990 Stock Option Plan

#99.2     Synthetech, Inc. 1995 Incentive Compensation Plan
__________________________________
*     Incorporated by reference to Exhibit A to the definitive copy of the
      Registrant's Proxy Statement for the 1990 	Annual Meeting of
      Shareholders, dated October 23, 1990.
#     Incorporated by reference to Exhibit 10.13 filed with the Registrant's
      Annual Report on Form 10-KSB for the fiscal 	year ended March 31, 1995.